Exhibit 10.4

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 25, 2017, by and among Palms Leaseco LLC, a Nevada limited liability company, NP Landco Holdco LLC, a Nevada limited liability company, NP Tropicana LLC, a Nevada limited liability company and CV PropCo, LLC, a Nevada limited liability company (collectively, the “Guarantying Subsidiaries” and each a “Guarantying Subsidiary”), each a subsidiary of Station Casinos LLC, a Nevada limited liability company (the “Company”), the Company, and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of March 1, 2013 (as heretofore supplemented, the “Indenture”) providing for the issuance of 7.50% Senior Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantying Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantying Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guaranty”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, this Supplemental Indenture shall not result in a material modification of the Notes for purposes of compliance with the Foreign Accounts Tax Compliance Act.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantying Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTY. Each Guarantying Subsidiary hereby agrees to provide, and does hereby provide, an unconditional Guaranty on the terms and subject to the conditions set forth in the Guaranty and in the Indenture including but not limited to Article 11 thereof (which is hereby incorporated by reference).
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of each Guarantying Subsidiary (or of any stockholder of the Company), as such, shall have any liability for any obligations of the Company or any Guarantying Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantying Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: July 25, 2017
ISSUER
STATION CASINOS LLC
By: /s/ MATTHEW L. HEINHOLD
Name: Matthew L. Heinhold
Title: Senior Vice President, General Counsel, and Secretary

NEW GUARANTORS

PALMS LEASECO LLC
NP LANDCO HOLDCO LLC
NP TROPICANA LLC
CV PROPCO, LLC

By: /s/ MATTHEW L. HEINHOLD
Name: Matthew L. Heinhold
Title: Authorized Person

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By: /s/ MICHAEL TU
Name: Michael Tu
Title: Vice President